EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:
James S. Percell, CEO and President
Environmental Safeguards, Inc.
(713) 728-8687

ENVIRONMENTAL SAFEGUARDS, INC.'S NAME AND ELSF STOCK SYMBOL ARE RESTORED, AND EFFECTS OF UNAUTHORIZED CHANGES REVERSED

HOUSTON, TEXAS-October 27, 2006-On October 24, 2006, Environmental Safeguards, Inc. was notified by the Nasdaq Stock Market that the Nasdaq has now reversed the purported "corporate actions" that were incorrectly reported to Nasdaq and effected by Nasdaq on August 15, 2006. As previously reported in the company's Form 8-K on August 23, 2006, an unknown and unauthorized individual filed false documents with the Nevada Secretary of State purporting to change the name of the company to PCU, Inc., change the name and address of our officers and directors, increase the number of shares of authorized common stock, and effect a reverse stock split. This unauthorized person subsequently filed these documents with the Nasdaq Stock Market to accomplish an unauthorized change in the company's stock symbol from ELSF to PCUN. The Nasdaq has now posted a notice on its website to reverse the unauthorized "corporate actions." Environmental Safeguards, Inc.'s stock symbol, "ELSF", and previous CUSIP number 294069-307, have been restored. The effects of the purported 1-for-1000 reverse stock split have been reversed, and the company's name, Environmental Safeguards, Inc., has been fully restored on the Nasdaq Stock Market and with the Nevada Secretary of State.